EXHIBIT 10.2

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of August 24, 2012 (this “Agreement”), is by and among Axion International Holdings, Inc., a Colorado corporation with its chief executive office and principal place of business located at 180 South Street, New Providence, New Jersey 07974 (“Debtor”) and Axion International, Inc. a Delaware corporation with its chief executive office and principal place of business located at 180 South Street, New Providence, New Jersey 07974 (the “Subsidiary” and collectively with the Debtor, the “Pledgors”), and the holders of the Debtor’s 8% Convertible Notes due on November 30, 2017 (the “Notes”) listed on Exhibit A hereto (individually and collectively, the “Secured Party”).

WHEREAS, pursuant to those Notes issued from time to time by the Debtor to the Secured Party, the Secured Party loaned to the Debtor the principal amount of $10,000,000;

WHEREAS, the Subsidiary is a direct subsidiary of the Debtor and has determined that its execution, delivery and performance of this Agreement directly or indirectly benefits, and is within the corporate purposes and in the best interest of, the Subsidiary;

WHEREAS, the Secured Party would not have advanced a total of $10,000,000 of funds to the Debtor under the Notes without Debtor’s and Subsidiary’s execution and delivery of this Agreement; and

WHEREAS, in order to secure the Debtor’s obligations under the Note, the Pledgors have agreed to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Pledgors, the Pledgors hereby agree with the Secured Party as follows:

Section 1.            Definitions.

(a)          For the purposes of this Agreement:

“Applicable Law” means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all governmental bodies and all orders, rulings and decrees of all courts and arbitrators.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required by law to close.

“Collateral” means all of the assets and rights of each of the Pledgors, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, including the following properties of each of the Pledgors: all personal and fixture property of every kind and nature, including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, intellectual property (including software and intellectual property rights), securities of United States Persons and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles.

“Event of Default” means (a) a breach by the either of the Pledgors of any of its representations or warranties contained herein, (b) a breach by either of the Pledgors of any of its covenants or agreements contained herein, which breach is not cured within thirty (30) days after such Pledgor’s receipt of written notice of such breach or (c) an Event of Default occurs under the Notes.

“Lien”, as applied to the property of any Person, means any security interest, lien, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind covering any property of such Person, or upon the income or profits therefrom or any agreement to convey any of the foregoing or any other agreement or interest covering the property of a Person which is intended to provide collateral security for the obligation of such Person.

“Obligations” means, individually and collectively:

(i)          all obligations of either of the Pledgors owing to the Secured Party under or with respect to this Agreement or, only with respect to the Debtor, the Notes; and

(ii)         all renewals, substitutions, modifications, extensions and supplements to any of the foregoing.

“Permitted Liens” means:

(i)          Liens securing taxes, assessments and other governmental charges or levies not yet due and payable or the claims of, or obligations owing to, materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business but not yet due and payable;

(ii)         Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen’s compensation, unemployment insurance or similar legislation;

(iii)        non-monetary Liens which in the sole judgment of the Secured Party do not materially detract from the value of the Collateral;

(iv)        Liens in favor of the Secured Party;

(v)         purchase money security interests; and

(vi)        Liens securing Senior Secured Indebtedness (as such term is defined in the Notes).

“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“UCC” means the Uniform Commercial Code of the State of Colorado as to the Debtor and Delaware as to the Subsidiary, as in effect from time to time.

(b)          Unless otherwise set forth herein to the contrary, all terms not otherwise defined herein and which are defined in the UCC are used herein with the meanings ascribed to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9 of the UCC.

Section 2.            Grant of Security.

(a)          To secure the prompt and complete payment, observance and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, each of the Pledgors hereby collaterally assigns and pledges to the Secured Party, and grants to the Secured Party a security interest and Lien in and to, the Collateral. The Secured Party acknowledges and agrees that the attachment of its security interest and Lien in any commercial tort claim as original collateral is subject to the Debtor’s compliance with Section 4(a).

(b)          The Secured Party further acknowledges and agrees that to the extent the Secured Party elects not to purchase an aggregate principal amount of $5,000,000 of Notes at the Second Closing and the Third Closing (as such terms are defined in the Note Purchase Agreement, dated of even date herewith, among the Debtor and the Secured Party), then the Company shall have the right to raise up to an additional amount of secured indebtedness to such extent and the security interest and Lien granted to the Secured Party shall rank pari passu with any security interest and Lien granted to the secured creditor(s) holding such secured indebtedness.

Section 3.            Authorization to File Financing Statements. Each of the Pledgors hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Pledgor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or Article 9 of the Uniform Commercial Code of such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC or the analogous part of Article 9 of the Uniform Commercial Code of such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment. In addition, the Secured Party shall be authorized to file notices of its security interest against all patents, patent applications and trademarks with the United States Patent and Trademark Office. Each Pledgor agrees to furnish any such information to the Secured Party promptly upon request.

Section 4.            Other Actions. Further to ensure the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Collateral:

(a)          Commercial Tort Claims. If such Pledgor shall at any time hold or acquire a commercial tort claim, such Pledgor shall immediately notify the Secured Party in a writing signed by such Pledgor of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

(b)          Actions as to any and all Collateral. Such Pledgor agrees to take any other action reasonably requested by the Secured Party to ensure the attachment, perfection and, priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral.

Section 5.            Covenants Regarding Legal Status. Each of the Pledgors covenants with the Secured Party as follows: (a) without providing at least 15 Business Days prior written notice to the Secured Party, such Pledgor will not change its name, any place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, and (b) without providing at least 15 Business Days prior written notice to the Secured Party, such Pledgor will not change its type of organization, jurisdiction of organization or other legal structure.

Section 6.            Representations and Warranties Regarding Collateral, Etc. Each of the Pledgors further represents and warrants to the Secured Party as follows: (a) such Pledgor is the owner of the Collateral pledged by it, free from any Lien, except for Permitted Liens, (b) none of the Collateral pledged by it constitutes or is the proceeds of “farm products” as defined in § 9-102(a)(34) of the UCC, (c) none of the account debtors or other persons obligated on any of the Collateral pledged by it is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) such Pledgor does not hold any commercial tort claim, and (e) to the best of such Pledgor’s knowledge, such Pledgor has at all times operated its business in compliance in all material respects with all Applicable Laws.

Section 7.          Covenants Regarding Collateral Generally. Each of the Pledgors further covenants with the Secured Party as follows: (a) other than Permitted Liens, such Pledgor shall not pledge, mortgage or create, or suffer to exist any Lien in the Collateral in favor of any Person, (b) such Pledgor shall keep the Collateral in good order and repair and will not use the same in violation of any Applicable Law or any policy of insurance thereon, (c) such Pledgor shall permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time upon reasonable prior notice, wherever located, and (d) such Pledgor shall not sell, transfer or otherwise dispose, or offer to sell, transfer or otherwise dispose, of the Collateral or any interest therein except for (i) sales and leases of inventory in the ordinary course of business and (ii) so long as no Event of Default has occurred and is continuing, sales or other dispositions of obsolescent items of equipment in the ordinary course of business consistent with past practices.

Section 8.            Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, the Secured Party, without any other notice to or demand upon the Pledgors, shall have in any jurisdiction in which enforcement hereof is sought, in addition to the rights and remedies of a secured party under the UCC and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located or enforcement is sought, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Pledgors can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Pledgors to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of each Pledgor’s principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Pledgors at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each of the Pledgors hereby acknowledges that five (5) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, each of the Pledgors waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

Section 9.           No Waiver by Secured Party, Etc. The Secured Party shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

Section 10.        Suretyship Waivers by Pledgors. Each of the Pledgors waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of each description. With respect to both the Obligations and the Collateral, each of the Pledgors assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall not have any duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond any duties imposed by Applicable Law. Each of the Pledgors further waives any and all other suretyship defenses.

Section 11.         Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Party hereunder and of the Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each of the Pledgors hereby agrees that it will not invoke any Applicable Law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of the Pledgors hereby irrevocably waives the benefits of all such laws.

Section 12.         Proceeds of Dispositions; Expenses. The Pledgors, jointly and severally, agree to pay to the Secured Party on demand any and all expenses, including attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the UCC, any excess shall be returned to the Pledgors. In the absence of final payment and satisfaction in full of all of the Obligations, the Pledgors shall remain liable for any deficiency.

Section 13.         Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by either of the Pledgors herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 14.         Notices. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, couriered, telecopied or delivered, to any party at its address for notices set forth in the Note (and in the case of the Subsidiary, to the address of the Debtor set forth in the Note), or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications to the Pledgors or the Secured Party shall be deemed given when delivered personally, mailed by certified mail (postage pre-paid and return receipt requested), sent by overnight courier service or faxed (transmission confirmed), or otherwise actually received.

Section 15.         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 16.         Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

Section 17.       Actions by Secured Party. Any actions, waivers or consents of Secured Party under this Agreement shall require the consent by holders of more than 50% of the principal amount then outstanding under the Notes.

Section 18.         Subordination. Secured Party agrees to subordinate its Lien in favor of a holder of those Permitted Liens referenced in clauses (v) and (vi) of the definition of Permitted Liens.

Section 19.         Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each of the Pledgors and its successors and assigns (including, without limitation, trustees and liquidators), and shall inure to the benefit of the Secured Party and its successors and assigns (including, without limitation, trustees and liquidators).

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Secured Party and the Pledgors has caused this Agreement to be duly executed and delivered under seal by its duly authorized officer as of the day first above written.

PLEDGORS:

AXION INTERNATIONAL HOLDINGS, INC.

By:	/s/ Steve Silverman
Name:	Steve Silverman
Title:	CEO

AXION INTERNATIONAL, INC.

By:	/s/ Steve Silverman
Name:	Steve Silverman
Title:	CEO

SECURED PARTY:

MLTM Lending, LLC

By:	/s/ Melvin Lenkin
Name:	Melvin Lenkin
Title:	General Partner, CF Holdings
TM Investments, Member

/s/ Edward Lenkin
Edward Lenkin

/s/ Judy Lenkin Lerner
Judy Lenkin Lerner, Revocable Trust

/s/ Samuel Rose
Samuel Rose

/s/ Allen Kronstadt
Allen Kronstadt

[Signature Page to Security Agreement]